Exhibit 10.4

MORTGAGE

APNs:

When Recorded Return To:

Dorsey & Whitney LLP
Attn: Jason K. Brenkert
1400 Wewatta Street, Suite 400
Denver, Colorado 80202

Recorder’s Use

MORTGAGE, SECURITY AGREEMENT AND FIXTURE
FINANCING STATEMENT

(With Assignment of Rents)

THIS DOCUMENT IS ALSO TO BE FILED AS A FIXTURE FILING IN THE REAL ESTATE RECORDS OF JEFFERSON COUNTY, MONTANA AND CONSTITUTES A FIXTURE FILING. INFORMATION CONCERNING THE DEBTOR AND THE PROPERTY COVERED BY THIS FILING ARE CONTAINED HEREIN.

A power of sale has been granted in this Instrument. a power of sale may allow Mortgagee to take the Collateral and sell it without going to court in a foreclosure action.

THIS MORTGAGE, SECURITY AGREEMENT, AND FIXTURE FILING (With  Assignment of Rents) (as it may be amended and modified from time to time, the “Mortgage”) is made as of September 4, 2026 (the “Effective Date”), by and among MONTANA TUNNELS MINING, INC. (organizational identification number F1049480) (“Mortgagor”), whose mailing address is 270 MT Tunnels Rd, Jefferson City, MT 59638, Attn: Patrick Imeson,

and SILVER BOW MINING CORP., a British Columbia corporation (the “Mortgagee”), whose mailing address is 1401 Idaho Street, Butte, Montana 59701, Attn: Travis Naugle.

FOR GOOD AND VALUABLE CONSIDERATION, including the indebtedness herein recited and the trust herein created, the receipt of which is hereby acknowledged, Mortgagor hereby irrevocably mortgages to Mortgagee, its successors and assigns, under and subject to the terms and conditions hereinafter set forth, the following properties (collectively, the “Premises”):

That certain real property located in the County of Jefferson, State of Montana, more particularly described in Exhibit A attached hereto and incorporated herein by this reference (the “Real Property”);

TOGETHER WITH any and all buildings, structures and other improvements and all additions or alterations thereto or replacements thereof, now or hereafter erected on the Premises including, without limitation, fixtures, attachments, appliances, equipment, machinery, and other personal property attached to such buildings and other improvements (the “Improvements”), all of which shall be deemed and construed to be a part of the real property;

TOGETHER WITH all rents, issues, profits, damages, royalties, income and other benefits now or hereafter derived from the Premises and the Improvements (collectively the “Rents”), subject to the terms and provisions of Article II of this Mortgage with respect to all leases and subleases of the Premises or Improvements now or hereafter existing or entered into, or portions thereof, granted by , and further subject to the right, power and authority hereinafter given to Mortgagor to collect and apply such Rents;

TOGETHER WITH all interests, estates or other claims, both in law and in equity, which Mortgagor now has or may hereafter acquire in the Premises or the Improvements;

TOGETHER WITH all easements, rights-of-way and other rights now owned or hereafter acquired by Mortgagor used in connection with the Premises or the Improvements or as a means of access thereto (including, without limitation, all rights to the use of common drive entries, and all tenements, hereditaments and appurtenances thereof and thereto) and all water and water rights and shares of stock evidencing the same;

Mortgagor does hereby grant, bargain, sell, convey, assign, transfer, mortgage, pledge, set over, and confirm unto Mortgagee all right, title and interest of Mortgagor in and to all oil, gas, and other minerals in, on, or under the Premises, or that may be produced therefrom or allocated thereto, including without limitation all mineral estates, mineral rights, royalty interests, overriding royalty interests, working interests, net profits interests, production payments, and other interests in minerals of every kind and character, whether similar or dissimilar to those enumerated, whether now owned or hereafter acquired (collectively, the “Mineral Estate”);

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Mortgagor does hereby grant, bargain, sell, convey, assign, transfer, mortgage, pledge, set over, and confirm unto Mortgagee all right, title and interest of Mortgagor in and to all oil, gas, and mineral leases, subleases, farmout agreements, and other agreements relating to the exploration, development, or production of minerals from or attributable to the Premises, whether now existing or hereafter entered into, including all extensions, renewals, and amendments thereof, and all rentals, royalties, bonuses, delay rentals, shut-in payments, and other payments and proceeds payable or to become payable to Mortgagor thereunder (collectively, the “Mineral Leases”);

TOGETHER WITH all leasehold estate, right, title and interest of Mortgagor in and to all leases or subleases covering the Premises or the Improvements or any portion thereof now or hereafter existing or entered into, and all right, title and interest of Mortgagor thereunder including, without limitation, all rights of Mortgagor against guarantors thereof, all cash or security deposits, advance rentals, and deposits or payments of similar nature (collectively, the “Leases”);

TOGETHER WITH all right, title and interest of Mortgagor under and with respect to any covenants, conditions and restrictions affecting the property (including, without limitation, all of Mortgagor’s rights as “declarant” under any such covenants, conditions and restrictions, all of Mortgagor’s rights to become “declarant” under any such covenants, conditions and restrictions, and all of Mortgagor’s voting, approval and other rights under any such covenants, conditions and restrictions);

TOGETHER WITH all right, title and interest now owned or hereafter acquired by Mortgagor in and to any greater estate in the Premises or the Improvements;

TOGETHER WITH all right, title, and interest of Mortgagor in (i) the property and interests in property described on Exhibit B attached hereto and incorporated herein by reference, (ii) all other personal property now or hereafter owned by Mortgagor that is now or hereafter located on or used in connection with the Premises or the Improvements, (iii) all other rights and interests of Mortgagor now or hereafter held in personal property that is now or hereafter located on or used in connection with the Premises or the Improvements, (iv) all personal property and rights and interests in personal property of similar type or kind hereafter acquired by Mortgagor, and (v) all proceeds thereof (such personal property and proceeds are referred to herein collectively as the “Personal Property”);

TOGETHER WITH all right, title and interest of Mortgagor, now owned or hereafter acquired, in and to any land lying within the right-of-way of any street, open or proposed, adjoining the Premises, and any and all sidewalks, alleys and strips and gores of land adjacent to or used in connection with the Premises;

TOGETHER WITH all the estate, interest, right, title, other claim or demand, both in law and in equity (including, without limitation, claims or demands with respect to the proceeds of insurance in effect with respect thereto) that Mortgagor now has or may hereafter acquire in the

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Premises, the Improvements, the Personal Property, or any other part of the Premises (as defined below), and any and all awards made for the taking by eminent domain, or by any proceeding of purchase in lieu thereof, of the whole or any part of the Premises (including, without limitation, any awards resulting from a change of grade of streets and awards for severance damages); and

TOGETHER WITH all proceeds of the foregoing.

The parties acknowledge and agree that the Premises includes, without limitation, all surface and subsurface estates, including the Mineral Estate and all Mineral Leases. Mortgagor hereby represents and warrants that no severance of the mineral estate from the surface estate has occurred with respect to the Premises, or if any such severance has occurred, Mortgagor owns sufficient rights in the Mineral Estate to grant the mortgage and security interest contemplated herein.

FOR THE PURPOSE OF SECURING (in such order of priority as Mortgagee may elect) the following (the “Obligations”):

A.                payment of indebtedness in the total principal amount of $28,575,808.00 (“Loan”), with interest and other charges thereon, evidenced by that certain Secured Promissory Note of even date herewith, (as it may be amended, modified, extended, renewed, replaced, and restated from time to time, the “Note”) executed by Montana Goldfields, Inc. (the “Parent”) to the order of Mortgagee, pursuant to the obligations of the Mortgagor pursuant to that certain guaranty executed by the Mortgagor and the Mortgagee (the “Guaranty”) under which payment of indebtedness has been guaranteed in full by Mortgagor;

B.                 payment of all sums hereafter advanced by Mortgagee to protect the Premises, with interest thereon equal to ten percent (10%) per annum (which rate of interest is hereinafter referred to as the “Default Interest Rate”);

C.                 payment of all other sums, with interest thereon, that may hereafter be loaned to Mortgagor, or its successors or assigns, by Mortgagee, or its successors or assigns, when evidenced by a promissory note or notes expressly reciting that they are secured by this Mortgage; provided, that the aggregate principal amount of such future advances shall not exceed $28,575,808.00 without the prior written consent of Mortgagor;

D.                performance of every obligation of Mortgagor contained in the Loan Documents (as defined below);

E.                 performance of every obligation of Mortgagor contained in any agreement, document, or instrument now or hereafter executed by Mortgagor that expressly recites that the obligations thereunder are secured by this Mortgage; provided, hat the obligations of any affiliate of Mortgagee shall not be deemed secured hereby unless such agreement specifically identifies this Mortgage by recording information;

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F.                  for the benefit of Mortgagee, compliance with and performance of each and every material provision of any declaration of covenants, conditions and restrictions affecting the Premises that is identified on Exhibit C hereto as a Permitted Exception, and any maintenance, easement and party wall agreement to which Mortgagor is a party as of the Effective Date and that is recorded against the Premises;

G.                all modifications, extensions and renewals of any of the obligations set forth in Paragraphs A through G above that are secured hereby, however evidenced, including, without limitation: (i) modifications of the required principal payment dates or interest payment dates or both, as the case may be, deferring or accelerating payment dates wholly or partly; or (ii) modifications extensions or renewals at a different rate of interest whether or not, in the case of a note, the modification, extension or renewal is evidenced by a new or additional promissory note.

This Mortgage, the Note, the security and pledge agreement executed by the Parent and the Mortgagee on date even herewith (the “Security Agreement”), the Guaranty and any other deeds of trust, mortgages, agreements, guaranties or other instruments given to evidence or further secure the payment and performance of any or all of the Obligations, as the foregoing may be amended, modified, extended, or renewed from time to time may hereinafter be collectively referred to as the “Loan Documents.”

Any term used or defined in the Uniform Commercial Code of Montana, as in effect in the State of Montana (Montana Code Annotated (the “MCA”), Title 30, Chapters 1 through 9A), as amended from time to time (“Uniform Commercial Code of Montana”), and not defined in this Mortgage, has the meaning given to the term in the Uniform Commercial Code of Montana, when used in this Mortgage.

MORTGAGOR HEREBY COVENANTS AND AGREES AS FOLLOWS:

1.                  COVENANTS AND AGREEMENTS OF MORTGAGOR

Section 1.1           Payment and Performance of Secured Obligations. Mortgagor shall pay when due and/or perform each of the Obligations.

Section 1.2           Maintenance, Repair, Alterations. Mortgagor shall keep the Premises in good condition and repair. Mortgagor shall not remove, demolish, or substantially alter any of the Improvements, except with the prior written consent of Mortgagee, which consent shall not be unreasonably withheld or delayed. Mortgagor shall complete promptly and in a good and workmanlike manner any Improvement that may be now or hereafter constructed on the Premises and promptly restore in like manner any Improvements that may be damaged or destroyed from any cause whatsoever and pay when due all claims for labor performed and materials furnished therefor. Mortgagor shall comply with all Requirements (as defined below) and shall not suffer to occur or exist any violation of any Requirement. Mortgagor shall not commit or permit any waste or deterioration of the Premises, other than as resulting from

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ordinary use, and, to the extent allowed by law, shall keep and maintain abutting grounds, sidewalks, roads, parking and landscape areas in good and neat order and repair consistent with prior practice. Mortgagor shall perform its obligations under each Lease. “Requirement” and “Requirements” mean, respectively, each and all obligations and requirements now or hereafter in effect by which Mortgagor or the Premises are bound or which are otherwise applicable to the Premises, construction hereafter of any Improvements on the Premises, or operation, occupancy or use of the Premises.

Section 1.3           Required Insurance. Mortgagor shall at all times provide, maintain and keep in force or cause to be provided, maintained and kept in force with respect to the Premises, at no expense to Mortgagee, policies of commercial general liability insurance, automobile liability and special perils casualty insurance in forms and amounts and issued by companies reasonably satisfactory to Mortgagee. All such policies of insurance required by the terms of this Mortgage shall contain an endorsement or agreement by the insurer that any loss shall be payable in accordance with the terms of such policy notwithstanding any act or negligence of Mortgagor or any party holding under Mortgagor that might otherwise result in forfeiture of said insurance and the further agreement of the insurer waiving all rights of setoff, counterclaim or deductions against Mortgagor.

Section 1.4           Delivery of Policies, Payment of Premiums.

(a)               At Mortgagee’s option all policies of insurance shall either have attached thereto a lender’s loss payable endorsement for the benefit of Mortgagee in form satisfactory to Mortgagee or shall name Mortgagee as an additional insured. Mortgagor shall furnish Mortgagee with certificates of insurance for each required policy setting forth the coverage, the limits of liability, the name of the carrier, the policy number and the period of coverage. If Mortgagee consents, Mortgagor may provide any of the required insurance through blanket policies carried by Mortgagor and covering more than one location. At least thirty (30) days prior to the expiration of each required policy, Mortgagor shall deliver to Mortgagee evidence reasonably satisfactory to Mortgagee of the payment of premium and the renewal or replacement of such policy continuing insurance in form as required by this Mortgage. All such policies shall contain a provision that, notwithstanding any contrary agreement between Mortgagor and insurance company, such policies will not be cancelled, allowed to lapse without renewal, surrendered or materially amended, which term shall include any reduction in the scope or limits of coverage, without at least thirty (30) days’ prior written notice to Mortgagee (ten (10) days for non-payment of premium).

(b)               In the event Mortgagor fails to obtain, maintain, or deliver to Mortgagee the policies of insurance with respect to the Premises required by this Mortgage, Mortgagee may, at Mortgagee’s election and upon ten days’ written notice to Mortgagor, but without any obligation so to do, procure such insurance or single-interest insurance for such risks covering Mortgagee’s interest, and Mortgagor will pay all premiums thereon promptly upon demand by Mortgagee, and until such payment is made by Mortgagor, the amount of all such premiums shall bear interest at the Default Interest Rate.

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Section 1.5           Casualties; Insurance Proceeds.

(a)                  Mortgagor shall give prompt written notice thereof to Mortgagee after the happening of any casualty to or in connection with the Premises or any part thereof, whether or not covered by insurance. All proceeds of insurance shall be payable to Mortgagee, and Mortgagor hereby authorizes and directs any affected insurance company to make payment of such proceeds directly to Mortgagee. If Mortgagor receives any proceeds of insurance resulting from such casualty, Mortgagor shall promptly pay over such proceeds to Mortgagee. All proceeds of insurance will be applied by Mortgagee to payment of the Obligations in such order as Mortgagee shall determine.

(b)               (i)                               For purposes of this Section 1.5(b), “Substantial Damage” shall mean damage to or destruction of an aggregate of fifty percent (50%) or more of the net area of the Improvements.

(ii)                             In the event of Substantial Damage to the Improvements, Mortgagee shall have the absolute right, at its option, upon five (5) days’ written notice to Mortgagor, to declare all sums secured hereby immediately due and payable on the date sixty (60) days following Mortgagee’s election, and Mortgagee shall be entitled to apply all insurance proceeds to the payment required under this Section 1.5(b)(ii). Any proceeds remaining after such application shall be delivered to Mortgagor or the person or persons then legally entitled thereto.

(c)                  In the event of damage or destruction to the Improvements which is not Substantial Damage, Mortgagor shall have the right to apply all insurance proceeds to reconstruction of the Improvements.

(d)                  Mortgagor shall promptly, regardless of whether such insurance proceeds shall be sufficient for the purpose, commence and diligently proceed to perform and complete, in a first-class workmanlike manner, the restoration, replacement and rebuilding of the Improvements in accordance with the plans and specifications approved by Mortgagee.

(e)                  Except as expressly provided in this Section 1.5, Mortgagor shall not be excused from repairing or maintaining the Premises as provided in Section 1.2 hereof or restoring all damage or destruction to the Premises, regardless of whether or not there are insurance proceeds available to Mortgagor or whether any such proceeds are sufficient in amount, and the application or release by Mortgagee of any insurance proceeds shall not cure or waive any default or notice of default under this Mortgage or invalidate any act done pursuant to such default or notice of default.

Section 1.6           Assignment of Policies Upon Foreclosure. In the event of foreclosure of this Mortgage as a mortgage, a sale under the power of sale, or any other transfer of title or assignment of the Premises in extinguishment, in whole or in part, of the Obligations, all right, title and interest of Mortgagor in and to all policies of insurance required by Section 1.3 shall

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inure to the benefit of and pass to the successor in interest to Mortgagor or the purchaser or grantee of the Premises, to the extent such policies are assignable pursuant to the terms thereof.

Section 1.7           Indemnification; Subrogation; Waiver of Offset.

(a)               If Mortgagee is made a party to any litigation by any third party concerning the Note, this Mortgage, any of the Loan Documents, the Premises or any part thereof or interest therein, or the occupancy of the Premises by Mortgagor, then Mortgagor shall indemnify, defend and hold Mortgagee harmless for, from and against all liability by reason of said litigation, including reasonable attorneys’ fees and expenses incurred by Mortgagee as a result of any such litigation, whether or not any such litigation is prosecuted to judgment. Mortgagee may employ an attorney or attorneys to protect its rights hereunder, and in the event of such employment following any breach by Mortgagor, Mortgagor shall pay Mortgagee reasonable attorneys’ fees and expenses incurred by Mortgagee, whether or not an action is actually commenced against Mortgagor by reason of its breach. Notwithstanding the foregoing, Mortgagor shall have no obligation to indemnify, defend or hold Mortgagee harmless under this Section 1.7 for any liability resulting from Mortgagee’s gross negligence or willful misconduct.

(b)               Mortgagor waives any and all right to claim or recover against Mortgagee, its successors and assigns, their directors, officers, employees, agents and representatives, for loss of or damage to Mortgagor, the Premises, Mortgagor’s property or the property of others under Mortgagor’s control from any cause insured against or required to be insured against by this Mortgage.

(c)               All sums payable by Mortgagor pursuant to this Mortgage shall be paid without notice (except for such notice as may be expressly required hereunder or under the other Loan Documents), demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Mortgagor hereunder shall in no way be released, discharged or otherwise affected (except as expressly provided herein) by reason of: (i) any damage to or destruction of or any condemnation or similar taking of the Premises or any part thereof; (ii) any restriction or prevention of or interference by any Person (as defined below) with any use of the Premises or any part thereof; (iii) any title defect or encumbrance or any eviction from the Premises or the Improvements or any part thereof by title paramount or otherwise; (iv) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Mortgagee, or any action taken with respect to this Mortgage by any trustee or receiver of Mortgagee, or by any court, in any such proceeding; (v) any claim that Mortgagor has or might have against Mortgagee; (vi) any default or failure on the part of Mortgagee to perform or comply with any of the terms of the Loan Documents or of any other agreement with Mortgagor (other than a material breach by Mortgagee of its obligations under the Purchase Agreement, as to which Mortgagor expressly reserves all rights and defenses); or (vii) any other occurrence whatsoever, whether similar or dissimilar to the foregoing; whether or not Mortgagor shall have notice or knowledge of any of the foregoing. Except as expressly provided herein, Mortgagor waives, except to the extent expressly prohibited by applicable law, all rights now or hereafter conferred

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by statute or otherwise to any abatement, suspension, deferment, diminution or reduction of any sum secured hereby and payable by Mortgagor. “Person” means any natural person, any unincorporated association, any corporation, any partnership, any joint venture, any trust, any other legal entity, or any governmental authority (federal, state, local or foreign).

Section 1.8           Impositions.

(a)               Mortgagor shall pay, or cause to be paid, prior to delinquency, all real property taxes and assessments, general and special, and all other taxes and assessments of any kind or nature whatsoever, (including, without limitation, nongovernmental levies or assessments such as maintenance charges, levies, or charges resulting from covenants, conditions and restrictions affecting the Premises) that are assessed or imposed upon the Premises or become due and payable and that create, may create, or appear to create a lien upon the Premises (the above are sometimes referred to herein individually as an “Imposition” and collectively as “Impositions”), provided, however, that if by law any Imposition is payable, or may at the option of the taxpayer be paid, in installments, Mortgagor may pay the same or cause it to be paid, together with any accrued interest on the unpaid balance of such Imposition, in installments as the same becomes due and before any fine, penalty, interest, or cost may be added thereto for the nonpayment of any such installment and interest.

(b)               If at any time after the date hereof there shall be assessed or imposed a fee, tax, or assessment on Mortgagee and measured by or based in whole or in part upon this Mortgage or the outstanding amount of the Obligations, then all such taxes, assessments or fees shall be deemed to be included within the term “Impositions” as defined in Section 1.8(a) and Mortgagor shall pay and discharge the same as herein provided with respect to the payment of Impositions. If Mortgagor fails to pay such Impositions prior to delinquency, Mortgagee may, at its option, with five (5) days’ advance written notice to Mortgagor and Mortgagor’s failure to cure same within such five (5) day period, declare all or part of the Obligations, immediately due and payable. If Mortgagor is prohibited by law from paying such Impositions, Mortgagee may, at its option, declare all or part of the Obligations due and payable on a date which is not less than six (6) months from the date such prohibition is imposed on Mortgagor.

(c)               Subject to the provisions of Section 1.8(d) and upon request by Mortgagee, Mortgagor shall deliver to Mortgagee within thirty (30) days after the date upon which any Imposition is delinquent by Mortgagor official receipts of the appropriate taxing authority, or other proof satisfactory to Mortgagee, evidencing the payment thereof.

(d)               Mortgagor shall have the right before any delinquency occurs to contest or object to the amount or validity of any Imposition by appropriate proceedings, but this shall not be deemed or construed in any way as relieving, modifying, or extending Mortgagor’s covenant to pay any such Imposition at the time and in the manner provided in this Section 1.8, unless Mortgagor has given prior written notice to Mortgagee of Mortgagor’s intent to so contest or object to an Imposition, and unless, in Mortgagee’s absolute and sole discretion, (i) Mortgagor shall demonstrate to Mortgagee’s satisfaction that the proceedings to be initiated by Mortgagor

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shall conclusively operate to prevent the sale of the Premises or any part thereof or interest therein to satisfy such Imposition prior to final determination of such proceedings, (ii) Mortgagor shall furnish a good and sufficient bond or surety as requested by and satisfactory to Mortgagee, or (iii) Mortgagor shall demonstrate to Mortgagee’s satisfaction that Mortgagor has provided a good and sufficient undertaking as may be required or permitted by law to accomplish a stay of any such sale.

(e)               Mortgagor shall not initiate or suffer to occur or exist the joint assessment of any real and personal property included in the Premises or any other procedure whereby the lien of real property taxes and the lien of personal property taxes shall be assessed, levied, or charged to the Premises as a single lien.

Section 1.9           Utilities. Mortgagor shall pay when due all charges that are incurred by Mortgagor for the benefit of the Premises or that may become a charge or lien against the Premises for gas, electricity, water, sewer, or other services furnished to the Premises.

Section 1.10       Actions Affecting Premises. Mortgagor shall appear in and contest any action or proceeding purporting to affect the security hereof or the rights or powers of Mortgagee; and shall pay all costs and expenses (including, without limitation, costs of evidence of title, litigation, and reasonable attorneys’ fees) in any such action or proceeding in which Mortgagee may appear.

Section 1.11       Actions By Mortgagee. If Mortgagor fails to make any payment or to do any act as and in the manner provided in any of the Loan Documents, Mortgagee in its absolute and sole discretion, without obligation so to do, without releasing Mortgagor from any obligation, and with only such notice to or demand upon Mortgagor as may be reasonable under the then existing circumstances, but in no event with less than ten (10) days prior written notice, may make or do the same in such manner and to such extent as either may reasonably deem necessary or appropriate to the fullest extent permitted by applicable law. In connection therewith (without limiting their general powers, whether conferred herein, in another Loan Document or by law), Mortgagee shall have and are hereby given the right, but not the obligation, (a) to enter upon and take possession of the Premises at a reasonable time; (b) to make additions, alterations, repairs and improvements to the Premises that they or either of them may reasonably consider necessary or appropriate to keep the Premises in good condition and repair; (c) to appear and participate in any action or proceeding affecting or which may affect the security hereof or the rights or powers of Mortgagee; (d) to pay, purchase, contest or compromise any Lien or Encumbrance (as defined below) or alleged Lien or Encumbrance whether superior or junior to this Mortgage; (e) to complete construction of any and all improvements theretofore commenced on the Premises, if any; (f) to remediate any environmental activity; and (g) in exercising such powers, to pay necessary expenses (including, without limitation, reasonable expenses of employment of counsel or other necessary or desirable consultants). Mortgagor shall, immediately upon demand therefor by Mortgagee or either of them, pay to Mortgagee an amount equal to all respective costs and expenses incurred by them in connection with the exercise by Mortgagee of the foregoing rights (including, without

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limitation, costs of evidence of title, court costs, appraisals, surveys and receiver’s, trustee’s and reasonable attorneys’ fees) together with interest thereon from the date of such expenditures at the Default Interest Rate.

Section 1.12       Transfer of Premises by Mortgagor. In order to induce Mortgagee to make the Loan, Mortgagor agrees that, in the event of any Transfer (as hereinafter defined), without the prior written consent of Mortgagee, Mortgagee shall have the absolute right, at its option, upon five (5) days’ written notice to Mortgagor, to declare all sums secured hereby immediately due and payable. Consent to one such transaction shall not be deemed to be a waiver of the right to require consent to future or successive transactions. Mortgagee may grant or deny such consent in its sole discretion, which consent shall not be unreasonably withheld or delayed, and, if consent should be given, any such Transfer shall be subject to this Mortgage, and such transferee shall assume all obligations hereunder and agree to be bound by all provisions contained herein. Such assumption shall not, however, release Mortgagor or any maker or guarantor (if any) of the Note from any liability thereunder without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld or delayed. As used herein, “Transfer” shall mean:

(a)               any sale, transfer, conveyance, hypothecation, encumbrance, lease or vesting of the Premises or any part thereof or interest therein to or in any Person, whether voluntary, involuntary, by operation of law, or otherwise, except the Permitted Exceptions (as such term is defined in Exhibit C attached hereto and incorporated herein by reference);

(b)               any sale, transfer, assignment, conveyance, hypothecation, encumbrance or vesting of any general partnership interest in Mortgagor or any beneficiary, partner, member, or shareholder in Mortgagor to or in any Person (if Mortgagor or any partner, member or shareholder in Mortgagor is a trust) whether voluntary, involuntary, by operation of law, or otherwise, except the Permitted Exceptions;

(c)               any sale, transfer, assignment, conveyance, hypothecation, encumbrance or vesting of any general partnership interest in Mortgagor or any beneficiary, partner, member, or shareholder in Mortgagor to or in any Person (if Mortgagor or any partner, member or shareholder in Mortgagor is a partnership) whether voluntary, involuntary, by operation of law, or otherwise, except the Permitted Exceptions;

(d)               any sale, transfer, assignment, conveyance, hypothecation, encumbrance or vesting of any member interest in Mortgagor or any beneficiary, partner, member, or shareholder in Mortgagor to or in any Person (if Mortgagor or any partner, member, or shareholder in Mortgagor is a limited liability company) whether voluntary, involuntary, by operation of law, or otherwise, except the Permitted Exceptions;

(e)               any sale, transfer, assignment, conveyance, hypothecation, encumbrance or vesting of any shares of stock in Mortgagor or any beneficiary, partner, member or shareholder in Mortgagor to or in any Person or any consolidation or merger of Mortgagor or any partner,

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member, or shareholder in Mortgagor into or with any Person (if Mortgagor or any partner, member, or shareholder in Mortgagor is a corporation) whether voluntary, involuntary, by operation of law, or otherwise, except the Permitted Exceptions;

(f)                any sale, transfer, assignment, conveyance, hypothecation, encumbrance or vesting of any other legal or beneficial interest in Mortgagor or any beneficiary, partner, member, or shareholder in Mortgagor whether voluntary, involuntary, by operation of law or otherwise, except the Permitted Exceptions; or

(g)               the execution of any agreements to do any of the foregoing, except the Permitted Exceptions.

Section 1.13       Eminent Domain.

(a)               In the event that any proceeding or action be commenced for the taking of the Premises, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, condemnation (including, without limitation, inverse condemnation) or otherwise (hereinafter collectively referred to as a “Taking”), or if the same be taken or damaged by reason of any public improvement or Taking, or should Mortgagor receive any notice or other information regarding such Taking or damage, Mortgagor shall give prompt written notice thereof to Mortgagee. All compensation, awards, damages, rights of action and proceeds awarded to Mortgagor by reason of any such Taking or damage or received by Mortgagor as the result of a transfer in lieu of a Taking (the “Condemnation Proceeds”) are hereby assigned to Mortgagee, and Mortgagor agrees to execute such further assignments of the Condemnation Proceeds as Mortgagee may require. If Mortgagor receives any Condemnation Proceeds Mortgagor shall promptly pay over such proceeds to Mortgagee. All Condemnation Proceeds will be applied by Mortgagee to payment of the Obligations in such order as Mortgagee shall determine. Mortgagee is hereby authorized and empowered by Mortgagor, at Mortgagee’s option and in Mortgagee’s sole discretion, as attorney-in-fact for Mortgagor, to settle, adjust, or compromise any claim for loss or damage in connection with any Taking or proposed Taking and, without regard to the adequacy of its security, to commence, appear in and prosecute in its own name and/or on behalf of Mortgagor any such action or proceeding arising out of or relating to a Taking or proposed Taking.

(b)               For purposes of this Section 1.13(b), “Substantial Taking” shall mean a Taking of an aggregate of fifty percent (50%) or more of the net rentable area of the Improvements or fifty percent (50%) or more of the land area of the Premises.

(i)                                In the event of a Substantial Taking, Mortgagee shall have the absolute right, at its option, upon five (5) days’ written notice to Mortgagor, to declare all sums secured hereby immediately due and payable on the date sixty (60) days following Mortgagee’s election, and Mortgagee shall be entitled to apply all Condemnation Proceeds to the payment required under this Section 1.13(b)(ii). Any Condemnation Proceeds remaining after such application shall be delivered to Mortgagor or the person or persons then legally entitled thereto.

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(ii)                             In the event of a Taking which is not a Substantial Taking, Mortgagor shall have the right to apply all Condemnation Proceeds to reconstruction of the Improvements.

(c)               Mortgagor shall promptly, regardless of whether such Condemnation Proceeds shall be sufficient for the purpose, commence and diligently proceed to perform and complete, in a first-class workmanlike manner, the restoration, replacement and rebuilding of the Improvements in accordance with the plans and specifications approved by Mortgagee.

(d)               Except as expressly provided in this Section 1.13, Mortgagor shall not be excused from repairing or maintaining the Premises as provided in Section 1.2 hereof or restoring all damage or destruction to the Premises, regardless of whether or not there are Condemnation Proceeds available to Mortgagor or whether any such proceeds are sufficient in amount, and the application or release by Mortgagee of any Condemnation Proceeds shall not cure or waive any default or notice of default under this Mortgage or invalidate any act done pursuant to such default or notice of default.

Section 1.14       Additional Security. No other security now existing, or hereafter taken, to secure the obligations secured hereby shall be impaired or affected by the execution of this Mortgage. All security for the Obligations from time to time shall be taken, considered and held as cumulative. Any taking of additional security, execution of partial releases of the security, or any extension of the time of payment of, or modification of other terms of any of the Obligations shall not diminish the force, effect or lien of this Mortgage and shall not affect or impair the liability of any maker, guarantor, surety or endorser for the payment or performance of any of the Obligations. In the event Mortgagee at any time holds additional security for any of the Obligations, it may enforce the sale thereof or otherwise realize upon the same, at its option, either before, concurrently with, or after a sale or realization is made hereunder.

Section 1.15       [RESERVED]

Section 1.16       Inspections. Mortgagee, and its agents, representatives officers, and employees, are authorized to enter at any reasonable time, and upon reasonable prior notice to Mortgagor, upon or in any part of the Premises for the purpose of inspecting the same and for the purpose of performing any of the acts Mortgagee is authorized to perform hereunder or under the terms of any of the Loan Documents.

Section 1.17       Ownership and Liens and Encumbrances. Mortgagor is, and as to any portion of the Premises acquired hereafter will upon such acquisitions be, and shall remain the owner of the Premises free and clear of any Liens and Encumbrances. Mortgagor shall not grant, shall not suffer to exist, and shall pay and promptly discharge, at Mortgagor’s cost and expense, all Liens and Encumbrances and any claims thereof upon the Premises, or any part thereof or interest therein. Mortgagor shall notify Mortgagee immediately in writing of any Lien or Encumbrance or claim thereof. Mortgagor shall have the right to contest in good faith the validity of any involuntary Lien or Encumbrance, provided Mortgagor shall first deposit with Mortgagee a bond or other security satisfactory to Mortgagee in such amount as Mortgagee shall

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reasonably require, but not more than one hundred fifty percent (150%) of the amount of the claim, and provided further that if Mortgagor loses such contest, Mortgagor shall thereafter diligently proceed to cause such Lien or Encumbrance to be removed and discharged. If Mortgagor shall fail to remove and discharge any Lien or Encumbrance or claim thereof, then, in addition to any other right or remedy of Mortgagee, Mortgagee may, after only such notice to Mortgagor as may be reasonable under the then existing circumstances, but shall not be obligated to, discharge the same, either by paying the amount claimed to be due, or by procuring the discharge of such Lien or Encumbrance by depositing in a court a bond or the amount claimed or otherwise giving security for such claim, or by procuring such discharge in such manner as is or may be prescribed by law. Mortgagor shall, immediately upon demand therefor by Mortgagee, pay to Mortgagee an amount equal to all costs and expenses incurred by Mortgagee in connection with the exercise by Mortgagee of the foregoing right to discharge any Lien or Encumbrance or claim thereof, together with interest thereon from the date of each such expenditure at the Default Interest Rate. Such costs and expenses shall be secured by this Mortgage. “Lien or Encumbrance” and “Liens and Encumbrances” mean, respectively, each and all of the following in respect of the Premises: leases, other rights to occupy or use, mortgages, deeds of trust, pledges, security agreements, assignments, assignments as security, conditional sales, title retention arrangements or agreements, conditions, covenants, and restrictions, and other charges, liens, encumbrances, or adverse interests, whether voluntarily or involuntarily created and regardless of whether prior or subordinate to any estate, right, title, or interest granted to Mortgagee in this Mortgage, excluding from the foregoing the Permitted Exceptions.

Section 1.18       [RESERVED]

Section 1.19       Mortgagee’s Powers. Without affecting the liability of any Person liable for the payment of the Obligations herein mentioned, and without affecting the lien or charge of this Mortgage upon any portion of the Premises not then or theretofore released as security for the Obligations, Mortgagee may, from time to time and without notice (a) release any person so liable, (b) extend the Obligations, (c) grant other indulgences, (d) release or reconvey, or cause to be released or reconveyed, at any time at Mortgagee’s option any parcel, portion or all of the Premises, (e) take or release any other or additional security or any guaranty for any Obligation herein mentioned, or (f) make compositions or other arrangements with debtors in relation thereto.

Section 1.20       Prepayment. Mortgagor shall have the right to prepay the Loan, in whole or in part, at any time. Any partial prepayment shall be applied to installments coming due under the Note in inverse order of maturity. If Mortgagor prepays the Loan in full, together with such prepayment Mortgagor shall pay all accrued unpaid interest on the principal amount prepaid.

Section 1.21       Mineral Estate Protections. Mortgagor covenants and agrees as follows with respect to the Mineral Estate:

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(a)               Mortgagor shall not enter into, modify, extend, or terminate any Mineral Lease without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld, conditioned, or delayed.

(b)               Mortgagor shall promptly deliver to Mortgagee copies of all Mineral Leases and any amendments, modifications, or supplements thereto, together with all division orders, title opinions, and other instruments relating to the Mineral Estate.

(c)               All royalties, overriding royalties, bonuses, delay rentals, shut-in payments, and other proceeds from or attributable to the Mineral Estate or the Mineral Leases shall constitute Rents for purposes of this Mortgage and shall be subject to the assignment of rents provisions set forth in Article II hereof.

(d)               Mortgagor shall not consent to or permit any pooling, unitization, or communitization of the Mineral Estate or any interest therein without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld or delayed.

(e)               Mortgagor shall use commercially reasonable efforts to maintain all Mineral Leases in full force and effect and shall not suffer or permit any Mineral Lease to terminate, expire, or be forfeited by reason of Mortgagor’s failure to perform any obligation thereunder.

(f)                In the event of any default under a Mineral Lease, Mortgagor shall promptly notify Mortgagee and, at Mortgagee’s election, Mortgagee shall have the right (but not the obligation) to cure such default on behalf of Mortgagor, and any amounts expended by Mortgagee in connection therewith shall be added to the Obligations and shall bear interest at the Default Interest Rate.

2.                  ASSIGNMENT OF RENTS

Section 2.1           Assignment of Rents. Mortgagor hereby absolutely and irrevocably assigns and transfers to Mortgagee all the Rents of the Premises, and hereby gives to and confers upon Mortgagee the right, power and authority to collect the Rents. Mortgagor irrevocably appoints Mortgagee its true and lawful attorney-in-fact, at the option of Mortgagee at any time and from time to time, to demand, receive and enforce payment, to give receipts, releases and satisfactions, and to sue, in the name of Mortgagor or Mortgagee, for all Rents and apply the same to the payment of the Obligations in such order as Mortgagee shall determine. Mortgagor hereby authorizes and directs the lessees, tenants and occupants to make all payments under the Leases directly to Mortgagee upon written demand by Mortgagee, without further consent of Mortgagor; provided, however, that Mortgagor shall have the right to collect such Rents (but not more than one (1) month in advance unless the written approval of Mortgagee is first obtained), and to retain and enjoy same, so long as an Event of Default shall not have both occurred and be continuing hereunder or under the other Loan Documents. The assignment of the Rents of the Premises in this Article II is intended to be an absolute assignment from Mortgagor to Mortgagee

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and not merely the passing of a security interest. Mortgagee’s rights to the Rents are not contingent upon and may be exercised without possession of the Premises.

Section 2.2           Collection Upon an Event of Default. While an Event of Default remains in existence and until such Event of Default is cured, Mortgagee may, at any time without notice, either in person, by agent or by a receiver appointed by a court, and without regard to the adequacy of any security for the Obligations, enter upon and take possession of the Premises, or any part thereof, and, with or without such entry or taking possession, in its own name sue for or otherwise collect the Rents (including, without limitation, those past due and unpaid) and apply the same, less costs and expenses of operation and collection (including, without limitation, attorneys’ fees) upon payment of the Obligations in such order as Mortgagee may determine. The collection of such Rents, or the entering upon and taking possession of the Premises, or the application of the Rents as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done in response to such default or pursuant to such notice of default. Mortgagor also hereby authorizes Mortgagee upon such entry, at its option, to take over and assume the management, operation and maintenance of the Premises and to perform all acts Mortgagee in its sole discretion deems necessary and proper and to expend such sums out of Rents as may be needed in connection therewith, in the same manner and to the same extent as Mortgagor theretofore could do (including, without limitation, the right to enter into new Leases, to cancel, surrender, alter or amend the terms of, and/or renew existing Leases and/or to make concessions to tenants). Mortgagor hereby releases all claims of any kind or nature against Mortgagee arising out of such management, operation and maintenance, excepting the liability of Mortgagee to account as hereinafter set forth.

Section 2.3           Application of Rents. Upon such entry, Mortgagee shall, after payment of all property charges and expenses (including, without limitation, reasonable compensation to such managing agent as it may select and employ) and after the accumulation of a reserve to meet requisite amounts, credit the net amount of the Rents received by it to the Obligations, but the manner of the application of such net income and which items shall be credited shall be determined in the sole discretion of Mortgagee. Mortgagee shall not be accountable for more monies than it actually receives from the Premises; nor shall it be liable for failure to collect Rents. Mortgagee shall make reasonable efforts to collect Rents, reserving, however, within its own absolute and sole discretion, the right to determine the method of collection and the extent to which enforcement of collection of Rents shall be prosecuted and Mortgagee’s judgment shall be deemed conclusive and reasonable.

Section 2.4           Mortgagee in Possession. It is not the intention of the parties hereto that an entry by Mortgagee upon the Premises under the terms of this instrument shall make Mortgagee a party in possession in contemplation of the law, except at the option of Mortgagee.

Section 2.5           Indemnity. Mortgagor hereby agrees to indemnify and hold harmless Mortgagee for, from and against any and all losses, liabilities, obligations, claims, demands, damages, penalties, judgments, costs, and expenses, including reasonable legal fees and expenses, howsoever and by whomsoever asserted, arising out of or in any way connected with

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this assignment; and all such losses, liabilities, obligations, claims, demands, damages, penalties, judgments, costs and expenses shall be deemed added to the indebtedness secured hereby and shall be secured by any and all other instruments securing said indebtedness.

Section 2.6           No Obligation to Perform. Nothing contained herein shall operate or be construed to obligate Mortgagee to perform any obligations of Mortgagor under any Lease (including, without limitation, any obligation arising out of any covenant of quiet enjoyment therein contained in the event the lessee under any such Lease shall have been joined as a party defendant in any action to foreclose and the estate of such lessee shall have been thereby terminated). Prior to actual entry into and taking possession of the Premises by Mortgagee, this assignment shall not operate to place upon Mortgagee any responsibility for the operation, control, care, management or repair of the Premises or any portion thereof, and the execution of this assignment by Mortgagor shall constitute conclusive evidence that all responsibility for the operation, control, care, management and repair of the Premises is and shall be that of Mortgagor, prior to such actual entry and taking of possession.

3.                  SECURITY AGREEMENT

Section 3.1           Creation of Security Interest. Mortgagor hereby grants to Mortgagee, a first priority security interest in and to all the Personal Property.

Section 3.2           Representations, Warranties and Covenants of Mortgagor. Mortgagor hereby represents, warrants and covenants (which representations, warranties and covenants shall survive creation of any indebtedness of Mortgagor to Mortgagee and any extension of credit thereunder) as follows:

(a)               The Personal Property is not used or bought for personal, family or household purposes.

(b)               The tangible portion of the Personal Property will be kept on or at the Premises or Improvements and Mortgagor will not, without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld or delayed, remove the Personal Property or any portion thereof therefrom except such portions or items of Personal Property which are consumed or worn out in ordinary usage, all of which shall be promptly replaced by Mortgagor with similar items of greater value.

(c)               At the request of Mortgagee, Mortgagor will authorize Mortgagee to file one or more financing statements and/or execute one or more fixture filings pursuant to the Uniform Commercial Code of Montana, in form satisfactory to Mortgagee and will pay the cost of recording and filing the same in all public offices wherever recording or filing is deemed by Mortgagee to be necessary or desirable.

(d)               Mortgagor’s exact legal name is that indicated in the introductory paragraph hereof.

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(e)               Mortgagor is an organization of the type, and is organized in the jurisdiction set forth in the introductory paragraph hereof.

(f)                Mortgagor’s principal place of business is at the address specified in the introductory paragraph of this Mortgage. Mortgagor does not do business under any trade name except as previously disclosed in writing to Mortgagee. Mortgagor will immediately notify Mortgagee in writing of any change in its place of business or the adoption or change of any organizational name, trade name or fictitious business name, and will upon request of Mortgagee, authorize any additional financing statements or execute any other certificates necessary to reflect the adoption or change in trade name or fictitious business name. Mortgagor will also promptly notify Mortgagee (i) of any change of Mortgagor’s organizational identification number or (ii) if Mortgagor does not now have an organizational identification number and later obtains one, of such organizational identification number.

(g)               Mortgagor will not change its name or the type of legal entity that it is without Mortgagee’s prior written consent.

(h)               Mortgagor will not change its state of incorporation or organization, without, in each instance, giving Mortgagee at least forty-five (45) days’ prior written notice thereof and taking all actions, at Mortgagor’s sole cost and expense, deemed necessary or appropriate by Mortgagee to continuously protect and perfect Mortgagee’s liens and security interests in the Premises.

(i)                 Mortgagor shall immediately notify Mortgagee of any claim against the Personal Property adverse to the interest of Mortgagee therein.

Section 3.3           Use of Personal Property by Mortgagor. Unless an Event of Default is in existence hereunder or under any other Loan Document, Mortgagor may have possession of the Personal Property and use it in any lawful manner not inconsistent with this Mortgage and not inconsistent with any policy of insurance thereon.

Section 3.4           Remedies Upon an Event of Default.

(a)               In addition to the remedies provided in Section 4.2 hereof, upon the occurrence of an uncured Event of Default hereunder, Mortgagee may, at its option, do any one (1) or more of the following:

(i)                                Either personally, or by means of a court appointed receiver, take possession of all or any of the Personal Property and exclude therefrom Mortgagor and all others claiming under Mortgagor, and thereafter hold, store, use, operate, manage, maintain and control, make repairs, replacements, alterations, additions and improvements to and exercise all rights and powers of Mortgagor with respect to the Personal Property or any part thereof. In the event Mortgagee demands, or attempts to take possession of the Personal Property in the exercise of any rights under this

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Mortgage, Mortgagor agrees to promptly turn over and deliver possession thereof to Mortgagee;

(ii)                             Without notice to or demand upon Mortgagor, make such payments and do such acts as Mortgagee may deem necessary to protect its security interest in the Personal Property (including, without limitation, paying, purchasing, contesting or compromising any Lien or Encumbrance, whether superior or inferior to such security interest) and in exercising any such powers or authority to pay all expenses (including, without limitation, litigation costs and reasonable attorney’s fees) incurred in connection therewith;

(iii)                          Require Mortgagor from time to time to assemble the Personal Property, or any portion thereof, at a place designated by Mortgagee and reasonably convenient to both parties, and deliver promptly such Personal Property to Mortgagee, or an agent or representative designated by Mortgagee. Mortgagee, and its agents and representatives, shall have the right to enter upon any or all of Mortgagor’s premises and property to exercise Mortgagee’s rights hereunder;

(iv)                         Realize upon the Personal Property or any part thereof as herein provided or in any manner permitted by law and exercise any and all of the other rights and remedies conferred upon Mortgagee by this Mortgage, any other Loan Document, or by law, either concurrently or in such order as Mortgagee may determine;

(v)                            Sell or cause to be sold in such order as Mortgagee may determine, as a whole or in such parcels as Mortgagee may determine, the Personal Property and the remainder of the Premises;

(vi)                         Sell, lease, or otherwise dispose of the Personal Property at public sale, upon terms and in such manner as Mortgagee may reasonably determine. Mortgagee may be a purchaser at any sale; and

(vii)                      Exercise any remedies of a secured party under the Uniform Commercial Code of Montana or any other applicable law.

(b)               Unless the Personal Property is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Mortgagee shall give Mortgagor at least ten (10) days’ prior written notice of the time and place of any public sale of the Personal Property or other intended disposition thereof to be made. Such notice may be mailed to Mortgagor at the address set forth in Section 5.4. If Mortgagee fails to comply with this Section 3.4 in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the Uniform Commercial Code of Montana (or under the Uniform Commercial Code, enforced from time to time, in any other state to the extent the same is the applicable law).

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(c)               To the extent permitted by applicable law, the proceeds of any sale under Section 3.4(a)(iv) shall be applied as follows:

(i)                                To the repayment of the reasonable costs and expenses of taking, holding, and preparing for the sale and the selling of the Personal Property (including, without limitation, costs of litigation and attorneys’ fees) and the discharge of all Impositions, Liens and Encumbrances, and claims thereof, if any, on the Personal Property prior to the security interest granted herein (except any Impositions or Liens and Encumbrances subject to which such sale shall have been made);

(ii)                             To the payment of the Obligations in such order as Mortgagee shall determine; and

(iii)                          The surplus, if any, shall be paid to the Mortgagor or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

(d)               Mortgagee shall have the right to enforce one or more remedies hereunder, successively or concurrently, and such action shall not operate to estop or prevent Mortgagee from pursuing any further remedy that it may have. Any repossession or retaking or sale of the Personal Property pursuant to the terms hereof shall not operate to release Mortgagor until full payment of any deficiency has been made in cash.

(e)               Mortgagee may comply with any applicable state or federal law or regulatory requirements in connection with a disposition of the Personal Property and such compliance will not be considered to affect adversely the commercial reasonableness of any sale of the Personal Property.

(f)                Mortgagee may sell the Personal Property without giving any warranties as to such property, and may specifically disclaim any warranties of title, merchantability, fitness for a particular purpose or the like, and this procedure would not be considered to adversely affect the commercial reasonableness of any sale of the Personal Property. Mortgagor acknowledges that a private sale of the Personal Property may result in less proceeds than a public sale.

(g)               Mortgagor acknowledges that the Personal Property may be sold at a loss to Mortgagor and that, in such event, Mortgagee shall have no liability or responsibility to Mortgagor for such loss.

Section 3.5           Security Agreement. This Mortgage constitutes and shall be deemed to be a “security agreement” for all purposes of the Uniform Commercial Code of Montana and Mortgagee shall be entitled to all the rights and remedies of a “secured party” under such Uniform Commercial Code of Montana.

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Section 3.6           Fixture Filing. This Security Instrument is intended to be a fixture filing under MCA 30-9A-502 against all of the property of the Premises which is or is to become fixtures. Upon its recording in the real property records, this Mortgage shall be effective as a financing statement filed as a fixture filing. This Mortgage shall also be effective as a financing statement covering as-extracted collateral (including oil and gas), accounts and general intangibles under the Uniform Commercial Code of Montana and the Uniform Commercial Code as in effect from time to time in any other state where the Premises is situated. In addition, a carbon, photographic or other reproduced copy of this Mortgage and/or any financing statement relating hereto shall be sufficient for filing and/or recording as a financing statement. The filing of any other financing statement relating to any personal property, rights or interests described herein shall not be construed to diminish any right or priority hereunder. The information provided in this Section 3.6 is provided so that this Mortgage shall comply with the requirements of the Uniform Commercial Code of Montana for a mortgage instrument to be filed as a financing statement. Mortgagor is the “Debtor” and its name and mailing address are set forth in the preamble of this Mortgage immediately preceding the Recitals hereto. Mortgagee is the “Secured Party” and its name and mailing address from which information concerning the security interest granted herein may be obtained are also set forth in the preamble of this Mortgage immediately preceding the Recitals hereto. This Mortgage covers goods which are or are to become fixtures and a statement describing the portion of the Premises comprising the fixtures hereby secured is set forth in the definition of the Premises contained herein.

Section 3.7           Authorization to File Financing Statements; Power of Attorney. Mortgagor hereby authorizes Mortgagee at any time and from time to time to file any initial financing statements, amendments thereto, and continuation statements with or without signature of Mortgagor as authorized by applicable law, as applicable to the Premises. For purposes of such filing, Mortgagor agrees to furnish any information requested by Mortgagee promptly upon request by Mortgagee. Mortgagor also ratifies its authorization for Mortgagee to have filed any like initial financing statements, amendments thereto, or continuation statements if filed prior to the date of this Mortgage. Mortgagor hereby irrevocably constitutes and appoints Mortgagee and any officer or agent of Mortgagee, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of Mortgagor or in Mortgagor’s own name to execute in Mortgagor’s name any such documents and to otherwise carry out the purposes of this Section 3.7, to the extent that Mortgagor’s authorization above is not sufficient. To the extent permitted by law, Mortgagor hereby ratifies and affirms all acts said attorneys-in-fact shall lawfully do, have done in the past, or caused to be done in the future by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

4.                  REMEDIES UPON DEFAULT

Section 4.1           Events of Default. Each of the following shall constitute an event of default (“Event of Default”):

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(a)               Failure by Parent or Mortgagor to pay any monetary amount when due under any Loan Document, including payment of the Note at its Maturity Date, and such failure continues uncured for fifteen (15) days after written notice thereof from Mortgagee to Parent and Mortgagor.

(b)               Failure by Parent or Mortgagor to perform any obligation not involving the payment of money, or to comply with any other term or condition applicable to Mortgagor or Parent, under any Loan Document and the expiration of ten (10) days after written notice of such failure by Mortgagee to Parent and Mortgagor; provided, however, that the foregoing ten (10) day cure period shall not apply to any other event set forth in this Section 4.1 or for which a different notice or cure period is set forth in the Loan Documents.

(c)               Any representation or warranty by Parent or Mortgagor in any Loan Document is false, incorrect, or misleading in any material respect as of the date made, and, if the underlying facts giving rise to such inaccuracy are curable, such inaccuracy remains uncured for ten (10) days after written notice thereof from Mortgagee to Parent and Mortgagor.

(d)               Failure by Mortgagor to be in compliance with the covenants set forth in Section 5.19 of this Mortgage, and such failure remains uncured for ten (10) days after written notice thereof from Mortgagee to Mortgagor.

(e)               Parent or Mortgagor (i) is unable or admits in writing Parent’s or Mortgagor’s inability to pay Parent’s or Mortgagor’s monetary obligations as they become due, (ii) fails to pay when due any monetary obligation, whether such obligation be direct or contingent, to any Person that, when aggregated with any other monetary obligations that are not paid when due, exceeds Five Hundred Thousand Dollars ($500,000), and such failure remains uncured for ten (10) days after written notice thereof from Mortgagee to Parent and Mortgagor, (iii) makes a general assignment for the benefit of creditors, or (iv) applies for, consents to, or acquiesces in, the appointment of a trustee, receiver, or other custodian for Mortgagor or the property of Parent or Mortgagor or any part thereof, or in the absence of such application, consent, or acquiescence a trustee, receiver, or other custodian is appointed for Parent or Mortgagor or the property of Parent or Mortgagor or any part thereof, and such appointment is not discharged within sixty (60) days.

(f)                Commencement of any case under the Bankruptcy Code, Title 11 of the United States Code, or commencement of any other bankruptcy arrangement, reorganization, receivership, custodianship, or similar proceeding under any federal, state, or foreign law by or against Parent or Mortgagor and with respect to any such case or proceeding that is involuntary, such case or proceeding is not dismissed with prejudice within sixty (60) days of the filing thereof.

(g)               A final judgment or decree for monetary damages or a monetary fine or penalty (that is not subject to appeal or as to which the time for appeal has expired) is entered against Parent or Mortgagor by any arbitrator, other private adjudicator, court, government, or

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governmental authority (federal, state, local, or foreign), which together with the aggregate amount of all other such judgments and decrees against Parent or Mortgagor that remain unpaid or that have not been discharged or stayed, exceeds Five Hundred Thousand Dollars ($500,000), is not paid and discharged or stayed within thirty (30) days after the entry thereof.

(h)               Commencement of any action or proceeding which seeks as one of its remedies the dissolution of Parent or Mortgagor, unless such action or proceeding is dismissed, discharged, or stayed within sixty (60) days of commencement.

(i)                 All or any part of the property of Parent or Mortgagor is attached, levied upon, or otherwise seized by legal process, and such attachment, levy, or seizure is not quashed, stayed, or released within forty-five (45) days of the date thereof.

(j)                 The occurrence of any Transfer, unless prior to such Transfer the holder of the Note has delivered to Mortgagor the written consent of such holder to such Transfer.

(k)               The filing or recording of any mechanic’s or material mens’ lien that is not removed of record or otherwise bonded off or insured over by the title company to the satisfaction of Mortgagee within sixty (60) days of recordation.

(l)                 (i) The neglect, failure or refusal of Mortgagor to keep in full force and effect any material permit, license, consent or approval required for the operation of the Improvements that is not fully reinstated within sixty (60) days after Mortgagee gives Mortgagor notice of the lapse of effectiveness of such material permit, license, consent or approval; or (ii) the curtailment in availability to the Improvements of utilities or other public services necessary for the full occupancy and utilization of the Improvements that is not restored to full availability within sixty (60) days after Mortgagee gives Mortgagor notice of such curtailment of availability; or (iii) the failure by Mortgagor to maintain or cause to be maintained any insurance required under the Loan Documents that is not cured within five (5) days after Mortgagee gives Mortgagor notice of such lapse.

(m)             The cessation, for any reason of any Loan Document to be in full force and effect in all material respects, unless Parent or Mortgagor causes such Loan Document to be in full force and effect within ten (10) days after Mortgagee gives Parent and Mortgagor notice of such cessation; the failure of any lien intended to be created by the Loan Documents to exist or to be valid and perfected that is not cured within ten (10) days after Mortgagee gives Parent and Mortgagor notice of such failure; or the cessation of any such lien, for any reason, to have the priority contemplated by the Mortgage or the other Loan Documents unless Mortgagor re-establishes such priority within ten (10) days after Mortgagee gives Mortgagor notice of such cessation.

(n)               The occurrence of any Event of Default, as such term is defined in any other Loan Document, that remains uncured after the expiration of any applicable notice and cure period set forth therein.

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(o)               The Parent breaches any material covenant contained in the Purchase Agreement (as defined in the Note), including the no solicitation provisions of Section 5.3 thereof, and, if curable, remains uncured for ten (10) days after written notice from the Mortgagee to the Parent and Mortgagor; provided that no cure period applies to any breach that impairs the security interests under any Loan Document; and provided, further, that no Event of Default shall be deemed to have occurred under this subsection (o) or any other provision of this Mortgage to the extent that such Event of Default is caused by, results from, or is attributable to the Mortgagee’s failure to perform or comply with any of Mortgagee’s obligations under the Purchase Agreement.

(p)               Notwithstanding anything to the contrary in this Section 4.1 or elsewhere in this Mortgage or the other Loan Documents: (i) no Event of Default shall be deemed to exist, and Mortgagee shall have no right to accelerate the Obligations or exercise any remedies hereunder, if and to the extent that the event or circumstance giving rise to such alleged Event of Default was directly caused by, or is attributable to, a material breach by Mortgagee of any of its obligations under the Purchase Agreement; (ii) during any period in which Mortgagee is in material breach of the Purchase Agreement, all cure periods available to Mortgagor and Parent under this Section 4.1 shall be tolled until such time as Mortgagee has cured its breach or Mortgagor has received written confirmation from Mortgagee that such breach has been waived; and (iii) Mortgagor shall have the right to assert Mortgagee’s material breach of the Purchase Agreement as an affirmative defense to any acceleration, foreclosure, or other enforcement action by Mortgagee under this Mortgage or any other Loan Document.

Section 4.2           Acceleration Upon Default; Additional Remedies. Upon the occurrence of an uncured Event of Default, Mortgagee may, at its option, declare all or any part of the Obligations immediately due and payable without any presentment, demand, protest or notice of any kind, except as required by Montana law or this Mortgage. Mortgagee may, in addition to the exercise of any or all of the remedies specified in Section 3.4:

(a)               Either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court and without regard to the adequacy of its security, enter upon and take possession of the Premises, or any part thereof, in its own name, and do any acts that it deems necessary or desirable to preserve the value, marketability or rentability of the Premises, or any part thereof or interest therein, increase the income therefrom or protect the security hereof and, with or without taking possession of the Premises, sue for or otherwise collect the Rents, or any part thereof, including, without limitation, those past due and unpaid, and apply the same, less costs and expenses of operation and collection (including, without limitation, reasonable attorneys’ fees) upon the Obligations, all in such order as Mortgagee may determine. The entering upon and taking possession of the Premises, the collection of such Rents and the application thereof as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done in response to such default or pursuant to such notice of default and, notwithstanding the continuance in possession of all or any portion of the Premises or the collection, receipt and application of Rents, Mortgagee shall be entitled to exercise every right

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provided for in any of the Loan Documents or by law upon occurrence of any Event of Default, including, without limitation, the right to exercise the power of sale;

(b)               Commence an action to foreclose the lien of this Mortgage as a mortgage, appoint a receiver, or specifically enforce any of the covenants hereof;

(c)               Exercise of the power of sale herein contained and deliver to Mortgagor a written statement of breach, notice of default and election to cause Mortgagor’s interest in the Premises to be sold; or

(d)               Exercise all other rights and remedies provided herein, in any Loan Document or other document or agreement now or hereafter securing or guarantying all or any portion of the Obligations, or by law.

Section 4.3           Exercise of Power of Sale. Mortgagee shall have the right to cause the Premises to be sold pursuant to the power of sale contained herein as follows: (i) Mortgagee shall record a notice of default and election to sell in the office of the county recorder of the county in which the Premises is situated, which notice shall identify this Mortgage by stating the date thereof and the date of recording, the name of Mortgagor and Mortgagee, describe the default, and contain an election on the part of Mortgagee to cause the Premises to be sold to satisfy the Obligations; (ii) following the recording of the notice of default, a period of not less than three (3) months (or such longer period as may be required by applicable law) shall elapse, during which period Mortgagor may cure the default by paying all amounts then in arrears (exclusive of any portion of principal that would not then be due but for acceleration) together with all costs and expenses incurred by Mortgagee in enforcing the Obligations, including reasonable attorneys’ fees; (iii) if the default is not cured within such reinstatement period, Mortgagee shall give notice of the time and place of sale by (A) posting a copy of the notice of sale in a conspicuous place on the Premises and in a public place in the county in which the Premises is situated, (B) recording the notice of sale in the office of the county recorder of the county in which the Premises is situated, (C) mailing a copy of the notice of sale by registered or certified mail, return receipt requested, to Mortgagor and to each person who has recorded a request for notice pursuant to applicable law at the address set forth in such recorded request, and (D) publishing the notice of sale once a week for three (3) successive weeks in a newspaper of general circulation in the county in which the Premises is situated, with the sale to occur not less than one-hundred twenty (120) days after mailing of such notice to Mortgagor and not less than twenty (20) days after the date of the third and final publication; (iv) Mortgagee shall sell the Premises (en masse or in separate parcels, as the Mortgagee may determine in its sole discretion) at public auction to the highest bidder for cash, at such place as may be designated in the notice of sale; (v) upon completion of the sale, Mortgagee shall execute and deliver to the purchaser a trustee’s deed conveying title to the Premises so sold without any covenant or warranty, express or implied, which trustee’s deed shall recite the facts showing that the sale was conducted in compliance with all requirements of law and of this Mortgage, and such recitals shall be conclusive proof of the truth and accuracy thereof; (vi) Mortgagee may purchase the Premises or any part thereof at such sale, and in such event may credit against the purchase price all or any

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portion of the Obligations; (vii) Mortgagee shall apply the proceeds of sale in the following order of priority: first, to the costs, fees and expenses of exercising the power of sale, including the payment of Mortgagee’s fees and reasonable attorneys’ fees; second, to all Obligations in such order as Mortgagee shall determine in its sole discretion; and third, the surplus, if any, to the person or persons legally entitled thereto; (viii) any sale made hereunder shall, subject to any applicable right of redemption under Montana law, be a perpetual bar, both in law and equity, against Mortgagor, its successors and assigns, and all persons claiming the Premises or any part thereof by, from, through or under Mortgagor; and (ix) it shall not be obligatory upon the purchaser or purchasers at any such sale to see to the application of the purchase money. If a reconveyance is required, the Mortgagor, its successor or assigns, shall pay the expense thereof. In the event of foreclosure of the lien hereof, whether by power of sale or through a court of competent jurisdiction, there shall be allowed and included as additional Obligations all reasonable expenditures and expenses which may be paid or incurred by or on behalf of Mortgagee including, but not limited to, attorneys’ fees, appraisers’ fees, outlays for documentary and expert evidence, publication costs and costs of procuring all such abstracts of title, title searches and examinations, title insurance policies, and similar data and assurances with respect to title as Mortgagee may deem reasonably necessary either to prosecute such foreclosure or to evidence to bidders at any sale the true condition of the title to or the value of the Premises. All reasonable out-of-pocket expenditures and expenses of the nature in this Section mentioned, and such expenses and fees as may be incurred in the protection of said Premises and the maintenance of the lien of this Mortgage, including the fees of any attorney employed by Mortgagee in any litigation or proceeding affecting this Mortgage, the Note or said Premises, including probate and bankruptcy proceedings, or in preparation for the commencement or defense of any proceeding or threatened suit or proceeding, shall be immediately due and payable by Mortgagor with interest thereon at the rate provided for in the Note. To the extent any of the above provisions are inconsistent with applicable law, the above provisions shall be modified to comply therewith.

Section 4.4           Personal Property. It is the express understanding and intent of the parties that as to any personal property interests subject to the Uniform Commercial Code of Montana, Mortgagee, upon an uncured Event of Default, may proceed under such Uniform Commercial Code of Montana or may proceed as to both real and personal property interests in accordance with the provisions of this Mortgage and its rights and remedies in respect to real property, as specifically permitted under the Uniform Commercial Code of Montana, and treat both real and personal property interests as one parcel or package of security.

Section 4.5           Appointment of Receiver. Upon the occurrence of an uncured Event of Default, but only after providing written notice to Mortgagor allowing at least five (5) days to cure such Event of Default, Mortgagee, as a matter of right and without notice to Mortgagor or any one claiming under Mortgagor, and without regard to the then value of the Premises or the interest of Mortgagor therein, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers of the Premises, and Mortgagor hereby irrevocably consents to such appointment and, to the extent permitted by Montana law, waives notice of any application

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therefor. Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Mortgagee in case of entry as provided herein and shall continue as such and exercise all such powers until the later of the date of confirmation of sale of the Premises or the date of expiration of any redemption period unless such receivership is sooner terminated.

Section 4.6           Remedies Not Exclusive. Mortgagee shall be entitled to enforce payment and performance of any and all of the Obligations and to exercise all rights and powers under the Loan Documents and under the law now or hereafter in effect, notwithstanding some or all of the Obligations may now or hereafter be otherwise secured or guaranteed. Neither the acceptance of this Mortgage nor its enforcement, whether by court action or pursuant to the power of sale or other rights herein contained, shall prejudice or in any manner affect Mortgagee’s right to realize upon or enforce any other security or guaranty now or hereafter held by Mortgagee, it being agreed that Mortgagee, and each of them shall be entitled to enforce this Mortgage and any other security or any guaranty now or hereafter held by Mortgagee in such order and manner as they or either of them may in their absolute discretion determine. No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing under the law. Every power or remedy given by any of the Loan Documents or by law to Mortgagee or to which either of them may be otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Mortgagee and, to the extent permitted by law, either of them may pursue inconsistent remedies. Nothing in this Section shall be construed to waive, shorten, or impair Mortgagor’s statutory redemption rights under Montana law.

Section 4.7           Request for Notice. Mortgagor hereby requests a copy of any notice of default and that any notice of sale hereunder be mailed to it at the address set forth in Section 5.4.

5.                  MISCELLANEOUS

Section 5.1           Change, Discharge, Termination, or Waiver. No provision of this Mortgage may be changed, discharged, terminated, or waived except in a writing signed by the party against whom enforcement of the change, discharge, termination, or waiver is sought. No failure on the part of Mortgagee to exercise and no delay by Mortgagee in exercising any right or remedy under the Loan Documents or under the law shall operate as a waiver thereof.

Section 5.2           Mortgagor Waiver of Rights. Mortgagor waives, to the extent permitted by law, (a) the benefit of all laws now existing or that may hereafter be enacted providing for any appraisement before sale of any portion of the Premises, and (b) all rights and remedies that Mortgagor may have or be able to assert by reason of the laws of the State of Montana pertaining to the rights and remedies of sureties. For the avoidance of doubt, Mortgagor does not waive any right of redemption, right to notice, or any other procedural protection afforded under Montana law in connection with judicial foreclosure proceedings. See also Section 5.24 (Equity of

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Redemption; Montana Redemption Rights Preservation) for additional protections regarding Mortgagor’s redemption rights.

Section 5.3           Reconveyance by Mortgagee. Upon written request of Mortgagee stating that all Obligations have been satisfied in full, and upon surrender of this Mortgage and the Note to Mortgagor for cancellation and retention and upon payment by Mortgagor of Mortgagee’s fees, Mortgagee shall reconvey to Mortgagor, or to the person or persons legally entitled thereto, without warranty, any portion of the Premises then held hereunder. The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. The grantee in any reconveyance may be described as “the person or persons legally entitled thereto.”

Section 5.4           Notices. All notices, requests and demands to be made hereunder to the parties hereto shall be in writing and shall be delivered by hand or sent by registered or certified mail, return receipt requested, through the United States Postal Service to the addresses shown below or such other address which the parties may provide to one another in accordance herewith. Such notices, requests and demands, if sent by mail, shall be deemed given two (2) days after deposit in the United States mail, and if delivered by hand, shall be deemed given when delivered. A courtesy copy of each notice given hereunder shall also be delivered via email to such parties who have provided an email address below and shall be given on the same day as the formal notice. Failure to provide an email notice according to the foregoing sentence shall not be a default of this notice provision.

To Mortgagee:	Silver Bow Mining Corp.

1401 Idaho Street

Butte, Montana 59701
Attn: Wade Black

Email:

And:	Dorsey & Whitney LLP

Attn: Jason K. Brenkert
1400 Wewatta Street
Denver, Colorado 80202
Email:

To Mortgagor:	Montana Tunnels Mining, Inc. 270 MT Tunnels Rd, Jefferson City, MT 59638

Attn: Patrick Imeson

Email:

With copies to:	Lucosky Brookman LLP
101 Wood Avenue South, 5th Floor

Section 5.5           [RESERVED].

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Section 5.6           Captions and References. The headings at the beginning of each section of this Mortgage are solely for convenience and are not part of this Mortgage. Unless otherwise indicated, each reference in this Mortgage to a section or an exhibit is a reference to the respective section herein or exhibit hereto.

Section 5.7           Invalidity of Certain Provisions. If any provision of this Mortgage is unenforceable, the enforceability of the other provisions shall not be affected and they shall remain in full force and effect. If the lien of this Mortgage is invalid or unenforceable as to any part of the debt, or if the lien is invalid or unenforceable as to any part of the Premises, the unsecured or partially secured portion of the debt shall be completely paid prior to the payment of the remaining and secured or partially secured portion of the debt, and all payments made on the debt, whether voluntary or under foreclosure or other enforcement action or procedure, shall be considered to have been first paid on and applied to the full payment of that portion of the debt which is not secured or fully secured by the lien of this Mortgage.

Section 5.8           Attorneys’ Fees. If any or all of the Obligations are not paid when due or if an Event of Default occurs, Mortgagor agrees to pay all costs of enforcement and collection and preparation therefore (including, without limitation, reasonable attorney’s fees) whether or not any action or proceeding is brought (including, without limitation, all such costs incurred in connection with any bankruptcy, receivership, or other court proceedings (whether at the trial or appellate level)), together with interest therein from the date of demand at the Default Interest Rate.

Section 5.9           Governing Law; Jurisdiction.

(a)               THIS MORTGAGE HAS BEEN DELIVERED IN MONTANA, AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF MONTANA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES.

(b)               Mortgagor irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Mortgagee or any affiliate of the Mortgagee in any way relating to this Mortgage or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of Montana sitting in Silver Bow County, and of the United States Judicial District Court of the District of Montana, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such Montana State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Mortgage or in any other Loan Document shall affect any right that the Mortgagee may otherwise have to bring any action or proceeding relating to this Mortgage or any other Loan

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Document against the Mortgagor or any other Loan Party or its properties in the courts of any jurisdiction.

Section 5.10       Waiver of Jury Trial. MORTGAGOR AND MORTGAGEE (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG MORTGAGOR AND MORTGAGEE ARISING OUT OF OR IN ANY WAY RELATED TO THIS MORTGAGE OR ANY OTHER RELATED DOCUMENT OR LOAN DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO MORTGAGEE TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER LOAN DOCUMENTS.

Section 5.11       Joint and Several Obligations. If this Mortgage is signed by more than one party as Mortgagor, all obligations of Mortgagor herein shall be the joint and several obligations of each party executing this Mortgage as Mortgagor.

Section 5.12       Number and Gender. In this Mortgage the singular shall include the plural and the masculine shall include the feminine and neuter gender and vice versa, if the context so requires.

Section 5.13       Counterparts. This document may be executed and acknowledged in counterparts, all of which executed and acknowledged counterparts shall together constitute a single document. Signature and acknowledgment pages may be detached from the counterparts and attached to a single copy of this document to form physically one document, which may be recorded.

Section 5.14       Integration. The Loan Documents contain the complete understanding and agreement of Mortgagor and Mortgagee and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations.

Section 5.15       Binding Effect. The Loan Documents will be binding upon, and inure to the benefit of, Mortgagor and Mortgagee and their respective successors and assigns. Mortgagor may not delegate its obligations under the Loan Documents.

Section 5.16       Time of the Essence. Time is of the essence with regard to each provision of the Loan Documents as to which time is a factor.

Section 5.17       Survival. The representations, warranties, and covenants of the Mortgagor and the Loan Documents shall survive the execution and delivery of the Loan Documents and the making of the Loan.

Section 5.18       Representations and Warranties. Mortgagor represents and warrants to Mortgagee that:

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(a)               it is the lawful owner of the Premises free and clear of all Liens and Encumbrances and holds a fee simple estate in the Premises and Improvements, subject only to the Permitted Exceptions and that Mortgagor has full right, power and authority to convey and mortgage the same and to execute this Mortgage;

(b)               Mortgagor’s exact legal name is correctly set forth in the introductory paragraph of this Mortgage;

(c)               Mortgagor is an organization of the type and (if not an unregistered entity) is incorporated in or organized under the laws of the state specified in the introductory paragraph of this Mortgage; and

(d)               Mortgagor’s organizational identification number, if any, assigned by the state of incorporation or organization is correctly set forth on the first page of this Mortgage

Section 5.19       Covenants.

(a)               Tenant Leases. Mortgagor shall not execute any lease or other occupancy agreement with respect to space in the Improvements or with respect to the Premises without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld or delayed. Mortgagee shall have the right to approve or disapprove any amendment to any existing Lease, which consent shall not be unreasonably withheld or delayed. Mortgagee shall approve or disapprove any amendment within ten (10) Business Days of receipt by Mortgagee of the amendment and all other information reasonably deemed necessary by Mortgagee in connection with its approval of the amendment. If Mortgagee fails to approve or disapprove any amendment within such ten (10) Business Day period, the amendment shall be deemed disapproved. Mortgagor shall, within ten (10) days after a request therefor, deliver to Mortgagee an estoppel certificate, in form and substance satisfactory to Mortgagee, from any such tenants under Leases. Mortgagor shall use commercially reasonable efforts to enforce each tenant’s obligations under each Lease.

Section 5.20       Indemnification. To the fullest extent permitted by law, Mortgagor agrees to protect, indemnify, defend and save harmless Mortgagee, its directors, officers, Mortgagor and employees for, from and against any and all liability, expense or damage of any kind or nature and for, from and against any suits, claims or demands, including reasonable legal fees and expenses on account of any matter or thing or action or failure to act by Mortgagee, whether in suit or not, arising out of the Loan Documents or in connection therewith, including, without limitation, any suit, claim or demand arising out of any default which may occur in connection with the Loan and/or the Property. Upon receiving knowledge of any suit, claim or demand asserted by a third party that Mortgagee believes is covered by this indemnity, Mortgagee shall give Mortgagor notice of the matter and an opportunity to defend it, at Mortgagor’s sole cost and expense, with legal counsel satisfactory to Mortgagee. Mortgagee may also require Mortgagor to defend the matter. The obligations on the part of Mortgagor under this Section shall survive the closing of the Loan and the repayment thereof.

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Section 5.21       Payment of Expenses. Mortgagor shall pay all taxes and assessments and all expenses, charges, costs and fees provided for in the Loan Documents or relating to the Loan, including, without limitation, any fees incurred for recording or filing any of the Loan Documents, title insurance premiums and charges, tax service contract fees, fees of any consultants, reasonable fees and expenses of Mortgagee’s counsel, documentation and processing fees, printing and duplicating expenses, air freight charges, escrow fees, costs of surveys, premiums of hazard insurance policies and surety bonds and fees for any appraisal and appraisal review, market or feasibility study required by Mortgagee. Mortgagor hereby authorizes Mortgagee to disburse the proceeds of the Loan to pay such expenses, charges, costs and fees notwithstanding that Mortgagor may not have requested a disbursement of such amount. Mortgagee shall make such disbursements notwithstanding the fact that Mortgagor is in default under the terms of the Loan Documents. Such disbursement shall be added to the outstanding principal balance of the Note. The authorization hereby granted shall be irrevocable, and no further direction or authorization from Mortgagor shall be necessary for Mortgagee to make such disbursements. However, the provision of this Section shall not prevent Mortgagor from paying such expense, charges, costs and fees from its own funds. All such expenses, charges, costs and fees shall be Mortgagor’s obligation regardless of whether or not Mortgagor has requested and met the conditions for a disbursement of the Loan. The obligations on the part of Mortgagor under this Section shall survive the closing of the Loan and the repayment thereof. Mortgagor hereby authorizes Mortgagee, in its discretion, to pay such expenses, charges, costs and fees at any time by an additional disbursement, which will be added to the outstanding balance of the Loan.

Section 5.22       Future Advances. This Mortgage secures the payment of the entire Obligations. The lien of this Mortgage shall be valid as to all indebtedness including future advances, from the time of its filing for record in the recorder’s or registrar’s office of the county in which the Premises is located. The total amount of indebtedness may increase or decrease from time to time, as provided in the Note, and any disbursements which Mortgagee may make under this Mortgage, the Note or any other Loan Documents with respect hereto (e.g., for payment of taxes, insurance premiums or other advances to protect Mortgagee’s liens and security interests, as permitted hereby) shall be additional Obligations. This Mortgage is intended to and shall be valid and have priority over all subsequent liens and encumbrances, including statutory liens, excepting solely taxes and assessments levied on the Premises, to the extent of the maximum amount secured hereby.

Section 5.23       Mortgagee’s Obligations Under Purchase Agreement. Mortgagor and Mortgagee acknowledge that the Obligations secured hereby arise in connection with the transactions contemplated by the Purchase Agreement. Mortgagee agrees that (a) a material breach by Mortgagee of its obligations under the Purchase Agreement shall constitute a defense to enforcement of this Mortgage to the extent provided in Section 4.1; (b) Mortgagee shall not exercise any remedies under this Mortgage (including, without limitation, acceleration, foreclosure, or appointment of a receiver) during any period in which Mortgagee is in material breach of the Purchase Agreement unless and until such breach has been cured or waived; and

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(c) Mortgagor shall not be required to pay any amount otherwise due under the Loan Documents to the extent that such amount represents damages or costs arising from Mortgagee’s own breach of the Purchase Agreement. For the avoidance of doubt, nothing in this Section shall relieve Mortgagor of its obligation to make regularly scheduled payments of principal and interest under the Note during any dispute regarding Mortgagee’s performance under the Purchase Agreement, except to the extent a court of competent jurisdiction has determined that Mortgagee’s breach excuses such payment.

Section 5.24       Equity of Redemption; Montana Redemption Rights Preservation.

(a)               Preservation of Redemption Rights: Notwithstanding any other provision of this Mortgage, the Note, or any other Loan Document, no power of sale, acceleration right, remedy, waiver, or other enforcement provision contained in this Mortgage, the Note, or any other Loan Document shall operate to clog, cut off, waive, release, impair, or condition Mortgagor’s equity of redemption or any other nonwaivable redemption right under Montana law. Mortgagor retains all legal and equitable rights to redeem the Premises that exist before any foreclosure sale or other legally effective termination of those rights.

(b)               Enforcement Subject to Montana Law: All enforcement remedies under this Mortgage, the Note, or any other Loan Document, including any power of sale, shall be exercised subject to all notice, cure, reinstatement, redemption, and foreclosure requirements under Montana law, the notice and cure periods set forth in Article 4 and Section 5.4, and the procedural requirements of this Mortgage to the extent consistent with Montana law. To the extent any provision of this Mortgage, the Note, or any other Loan Document conflicts with a mandatory Montana statutory requirement governing foreclosure, redemption, or enforcement, the statutory requirement shall control.

(c)               Construction: If any provision of this Mortgage, the Note, or any other Loan Document could be construed to waive or restrict Mortgagor’s nonwaivable redemption rights under Montana law, that provision shall be construed, limited, or severed to the minimum extent necessary to preserve those rights and to permit Mortgagee to enforce this Mortgage and the other Loan Documents only by procedures permitted under Montana law. Any waiver of rights contained in the Note or any other Loan Document shall be effective only to the extent permitted by Montana law and shall not be construed to waive any right of redemption, right to notice, or other procedural protection that is nonwaivable under Montana law.

[Signatures on Next Page]

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IN WITNESS WHEREOF, Mortgagor has executed this Mortgage as of the day and year first above written.

“MORTGAGOR”

MONTANA TUNNELS MINING, INC.,
a Delaware corporation

By:	/s/ Patrick Imeson
Name:	Patrick Imeson
Title:	Chief Executive Officer

STATE OF CO	)
)ss
County of Denver	)

On this 4th day of September, 2026, before me personally appeared Patrick Imeson, the CEO of Montana Tunnels Mining, Inc., whose identity was proven to me on the basis of satisfactory evidence to be the person he claims to be, and acknowledged before me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity or entities upon behalf of which the person acted, executed the instrument.

(seal)

/s/ Hannah Ferguson
Notary Public
Mortgage and Fixture Filing	Signature Page 1 of 1

EXHIBIT A
(Legal Description)

All of Montana Tunnels Mining, Inc.’s property interests, including all of its right, title, and interest in and to the following patented mining claims, unpatented mining claims, and other fee lands in Jefferson County, Montana:

PATENTED MINING CLAIMS

NO.	CLAIM NAME	M.S. NO.
1	Minah	286
2	E. Minah	381
3	Homestake	2025
4	Iron Dollar	2027
5	General Harris	2038
6	Annie B	2064
7	Black Rock No. 2	9184
8	D.E.D.	9184
9	Geraldine C.	9184
10	Montana	9184
11	P.Q.C.	9184
12	Black Rock No. 3	8940
13	San Pedro Millsite, Lot B	4747
14	Leadville	2038
15	Anna	8940
16	Jordan	9184
17	Red Rock	8939
18	San Pedro, Lot A	4747
19	Simmons Placer	4154
20	Placer	213
21	Placer	243
22	Learned	9183
23	Chief Joseph	8940
24	Henrietta	8940
25	Edwards	8940
26	Albert	8940
27	Dewey	8940
28	Catherine	8940

Mortgage, Security Agreement and Fixture Filing	Exhibit A Page 1 of 8

29	Walker	8940
30	Tell	8940
31	Bonanza	8940
32	Kathleen	8940
33	Prosper	8940
34	Rosalie	8940
35	F.E.R.	8940
36	Ray	9184
37	Dow	8940
38	Helena	9184
39	Hill Side	1870
40	Missing Link	9184
41	Maggie D.	8939
42	Little Nancy Extension	8939
43	North Pacific, Lot 53B & Mill Site Lot 61	474
44	North Pacific, Lot 53A	474
45	Pine Ridge	8940
46	Chamberlin	9184
47	Custer (Lot 71A)	1072
48	Custer (Lot 71C)	1072
49	Custer (Lot 71D)	1072
50	Somewhere	734
51	North Atlantic	1649
52	Russell	2732
53	Keystone	3634
54	Leamy No. 2	8445
55	Last Chance	10640
56	Sure Thing	10640
57	Last Chance	9193
58	Bessie H.	8939
59	Anna Lee	8865
60	H.M.& R. Placer Less 38.81 acres	2409
61	H.M.& R. Placer Lot 3	2409
62	David Copperfield	3352A
63	U.S.	9641
64	Iowa	2026

Mortgage, Security Agreement and Fixture Filing	Exhibit A Page 2 of 8

65	Leamy No. 1	8444
66	Soldier Boy	9641
67	Elk	8241
68	Jockey Boy	8242
69	American Mint (North and South)	8243
70	Song Bird (North and South)	8244
71	Ruby (North and South)	8245
72	Daisy (North and South)	8246
73	Monitor (North and South)	8247
74	Babe (North and South)	9325
75	Nellie (North and South)	10031
76	Basin	8249
77	Mammoth	8250
78	Wickes	8251
79	Covellite	8252
80	Columbia (North and South)	9080
81	Blue Rock	8248
82	May Bird	8946
83	Belle of Belleville	860
84	Schneider	8289
85	Frances	8290
86	Copper Leaf	8291
87	Copper Glance	9515
88	Mueller Fr.	9515
89	Wild Katt	9515
90	Wickes	10032
91	Blizzard	5456
92	Blizzard No. 2	10033
93	Ariadne	10738
94	Flagstaff	2122
95	Voelker Placer	ME1219
96	Highland	9082
97	North Alta	9082
98	Tunnel	9082
99	Mary	9082
100	Spring	9082
101	Houghton	10032

Mortgage, Security Agreement and Fixture Filing	Exhibit A Page 3 of 8

102	Alpine	8854
103	Alta Ruby	8960
104	Butte	8854
105	Chalopgeite	8254
106	Colonel Farish	8940
107	Equator	8256
108	Fair Trial	8854
109	Jumper	8255
110	K & H	7688
111	Michigan	9013
112	Spruce Tree	3926
113	Glenbeg No. 1	8940
114	Glenbeg No. 2	8940
115	T.F.C.	8940
116	S.R.D.	9184
117	Elkador Extension	8939
118	Elkader	2028
119	Deer	10032
120	Deer Lode Extension	10032
121	Placer	258
122	Little Nancy	8939
123	Black Rock No. 1	8940
124	Placer	2409
125	Tom Boy	8253
126	Slenes Lode	7585
127	Sinrock Lode	7584
128	Tamarack Jr.	7583
129	Superior Lode	7582
130	Red Rock Lode	7589
131	Fraction Lode	7590
132	Copper King Lode	7591
133	Golden Star Lode	7588
134	Seva Lode	7587
135	Glasgow Lode	9915
136	Grey Eagle Lode	9915
137	Paris Lode	9915
138	Butte Lode	9915
139	John Williams Lode	9661

Mortgage, Security Agreement and Fixture Filing	Exhibit A Page 4 of 8

140	Lightning Lode	9659
141	Lincoln Lode	9660
142	Gertie R. Lode	9081
143	North Atlantic	474A
144	Helena	8931

UNPATENTED MINING CLAIMS

NO.	CLAIM NAME	SERIAL NO.	LEGACY SERIAL NO.
1	AE #1	MT101754841	MMC231792
2	AE #2	MT101754842	MMC231793
3	AER-3	MT101754843	MMC231794
4	AER-4	MT101754844	MMC231795
5	AER-5	MT101754845	MMC231796
6	AER-6	MT101754846	MMC231797
7	AER-7	MT101756171	MMC231798
8	AER-8	MT101756172	MMC231799
9	AER-9	MT101756173	MMC231800
10	ALTA FRACTION #7	MT101756174	MMC231803
11	F 11R	MT101756175	MMC231804
12	F-12	MT101756176	MMC231805
13	F-13	MT101756177	MMC231806
14	F-15	MT101756178	MMC231807
15	F-16	MT101756179	MMC231808
16	F-18	MT101756180	MMC231810
17	F-19	MT101756181	MMC231811
18	F-22	MT101756182	MMC231812
19	F-23	MT101756183	MMC231813
20	F-24	MT101756184	MMC231814
21	F-25	MT101756185	MMC231815
22	F-26	MT101756186	MMC231816
23	F-27	MT101756187	MMC231817
24	GG-41R	MT101756188	MMC231818
25	GG-42R	MT101756189	MMC231819
26	GG-45	MT101756190	MMC231820
27	GG-46	MT101756191	MMC231821

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28	GG-47	MT101756192	MMC231822
29	GG-48	MT101757514	MMC231823
30	GG-49	MT101757515	MMC231824
31	GG-50	MT101757516	MMC231825
32	GG-52	MT101757517	MMC231826
33	GG-52R	MT101757518	MMC231827
34	GG-53R	MT101757519	MMC231828
35	GG-55	MT101757520	MMC231829
36	GG-113	MT101757521	MMC231830
37	GM-36	MT101757522	MMC231831
38	GM-54	MT101757523	MMC231832
39	KAKI	MT101757524	MMC231833
40	MF-1	MT101757525	MMC231834
41	TBX-14	MT101757526	MMC231835

Mortgage, Security Agreement and Fixture Filing	Exhibit A Page 6 of 8

OTHER FEE LANDS

Township 7 North, Range 4 West, M.P.M.

Section 1:	A tract identified as “Tract A” on C.O.S. 211355, consisting of 12.59 acres, more or less.

Lot 4 of the Spring Creek Valley Minor Subdivision, consisting of 23.37 acres, more or less.

Lot 5 of the Spring Creek Valley minor Subdivision, consisting of 40.45 acres, more or less.

The Remainder Tract of the Spring Creek Valley Minor Subdivision, consisting of 103.41 acres, more or less.

Section 4:	Lots 10, 17, 19, 20, 22 – 25, and S½SW¼, less and except (i) mining claims and (ii) a 20-acre tract identified as the “Reynolds Tract Minor Sub” on C.O.S. 177413.

A 20-acre tract in the S½ identified as the “Reynolds Tract Minor Sub” on C.O.S. 177413

Section 5:	Lots 6, 11, 19, 20, 22, SE¼SE¼, SW¼SW¼, and SE¼SW¼, NW¼SW¼

Lots 2 – 4, 13, 15 – 18 and SW ¼ NW ¼, less and except the right of way, containing 259.67 acres, more or less.

Section 8:	Lots 21, 23, 24 – 26, 28 – 33, 35 – 41, 43, and 44

Section 9:	Lots 3, 8, 9, 18, N½NW¼, SW¼NW¼, NW¼NE¼, NW¼SW¼, N½SW¼SW¼, S½S½SW¼SW¼, and N½S½SW¼SW¼

Section 11:	SW¼NE¼, and NW¼SE¼

A tract located in the SE¼SW¼ and S½NE¼SW¼, consisting of 57.41 acres, more or less.

A tract in the S½NE¼SW¼, identified as the “M&B Tract,” consisting of 2.59 acres, more or less.

Mortgage, Security Agreement and Fixture Filing	Exhibit A Page 7 of 8

Those parts of the N½NE¼SW¼ lying west and east of the abandoned railroad right of way.

Section 14:	The NW¼, less and except (i) the Bohemia Lode (MS 9489), (ii) a 2.01-acre tract identified on C.O.S. 126458, and (iii) 2.32-acre tract identified as the “M&B Tract.

Section 15:

A tract comprised of portions of the N½SE¼NE¼, SW¼SE¼NE¼, E½SW¼NE¼, SW¼NE¼NE¼, and E½NE¼NE¼ identified as “Placer MS 1219,” consisting of 73.05 acres, more or less.

A tract located in the N½ identified as the “Abandoned Tract,” consisting of 24.06 acres, more or less.

A tract in the NE¼, consisting of 28.95 acres, more or less.

Section 16:	NW¼, N½SW¼, and SW¼SW¼

A tract in the SE¼ of Section 16 and SW¼ of Section 15, identified as Lot 1 in C.O.S. 191656, consisting of 6.43 acres, more or less.

A tract located in the E½, consisting of 27.14 acres, more or less.

A tract located in the SW¼NE¼ consisting of 6.72 acres, more or less.

Section 17:	Lots 1 – 17, less and except (i) a tract in the SW¼NE¼ and the SE¼NW¼ consisting of 12.00 acres, more or less, and (ii) a tract described as “Parcel A” on C.O.S. 235107, consisting of 3.20 acres, more or less.

A tract described as “Parcel A” on C.O.S. 235107, consisting of 3.20 acres, more or less

Section 20:	NW¼, N½NE¼, and SE¼NE¼

Mortgage, Security Agreement and Fixture Filing	Exhibit A Page 8 of 8

EXHIBIT B
(Description of Personal Property)

(a)               All personal property (including, without limitation, all goods, supplies, equipment, furniture, furnishings, fixtures, machinery, inventory, and construction materials and software embedded in any of the foregoing) in which Mortgagor now or hereafter acquires an interest or right, which is now or hereafter located on or affixed to the Premises or the Improvements or used or useful in the operation, use, or occupancy thereof or the construction of any Improvements thereon, together with any interest of Mortgagor in and to personal property which is leased or subject to any superior security interest, and all books, records, leases and other agreements, documents, and instruments of whatever kind or character, relating to the Premises, Improvements, or such personal property;

(b)               All fees, income, rents, issues, profits, earnings, receipts, royalties, and revenues which, after the date hereof and while any portion of the Obligations remains unpaid or unperformed, may accrue from such personal property or any part thereof or from the Premises, the Improvements or any other part of the Premises, or which may be received or receivable by Mortgagor from any hiring, using, letting, leasing, subhiring, subletting, subleasing, occupancy, operation, or use thereof;

(c)               All of Mortgagor’s rights under contracts for the sale of the Premises and Improvements or any portion thereof;

(d)               All of Mortgagor’s present and future rights to receive payments of money, services, or property, including, without limitation, rights to all deposits from tenants of the Premises or Improvements: rights to receive capital contributions or subscriptions from Mortgagor’s members, partners or shareholders, amounts payable on account of the sale of membership or partnership interests in Mortgagor or the capital stock of Mortgagor, accounts and other accounts receivable, deposit accounts maintained with Mortgagee and its affiliates, chattel paper (whether tangible or electronic), notes, drafts, contract rights, instruments, general intangibles, all as defined in the Uniform Commercial Code of Montana, as presently or hereafter in effect, and principal, interest and payments due on account of goods sold or leased, services rendered, loans made or credit extended, together with title to or interest in all agreements, documents, and instruments, evidencing, securing or guarantying the same;

(e)               All other intangible property (and related software) and rights relating to the Premises, the Improvements, the personal property described in Section (a) above or the operation, occupancy, or use thereof, including, without limitation, all governmental and non-governmental permits, licenses, and approvals relating to construction on or operation, occupancy, or use of the Premises or Improvements, all names under or by which the Premises or Improvements may at any time be operated or known, all rights to carry on business under any such names, or any variant thereof, all trade names and trademarks relating in any way to the

Mortgage, Security Agreement and Fixture Filing	Exhibit B Page 1 of 3

Premises or the Improvements, and all good will and software in any way relating to the Premises or the Improvements;

(f)                All as-extracted collateral produced from or allocated to the Premises, including, without limitation, oil, gas, and other hydrocarbons and other minerals;

(g)               Mortgagor’s rights under all insurance policies covering the Premises, the Improvements, the Personal Property, and the other parts of the Premises and any and all proceeds, loss payments, and premium refunds payable regarding the same;

(h)               All reserves, deferred payments, deposits, refunds, cost savings, and payments of any kind relating to the construction of any Improvements on the Premises;

(i)                 All water stock relating to the Premises;

(j)                 All causes of action, claims, compensation, and recoveries for any damage to, destruction of, or condemnation or taking of the Premises, the Improvements, the Personal Property, or any other part of the Premises, or for any conveyance in lieu thereof, whether direct or consequential, or for any damage or injury to the Premises, the Improvements, the Personal Property, or any other part of the Premises, or for any loss or diminution in value of the Premises, the Improvements, the Personal Property, or any other part of the Premises;

(k)               All architectural, structural, mechanical, and engineering plans and specifications prepared for construction of Improvements or extraction of minerals or gravel from the Premises and all studies, data, and drawings related thereto; and also all contracts and agreements of the Mortgagor relating to the aforesaid plans and specifications or to the aforesaid studies, data, and drawings or to the construction of Improvements on or extraction of minerals or gravel from the Premises;

(l)                 All commercial tort claims Mortgagor now has or hereafter acquires relating to the properties, rights, titles, and interests referred to in this Exhibit B or elsewhere in the Mortgage;

(m)             All letter of credit rights (whether or not the letter of credit is evidenced by a writing) Mortgagor now has or hereafter acquires relating to the properties, rights, titles and interest referred to in this Mortgage;

(n)               All proceeds from sale or disposition of any of the aforesaid collateral and all supporting obligations ancillary thereto or arising in any way in connection therewith; and

(o)               All Mortgagor’s rights in proceeds of the loan evidenced by the Note.

Mortgage, Security Agreement and Fixture Filing	Exhibit B Page 2 of 3

As used in this Exhibit B the terms “Obligations”, “Note”, “Premises”, “Premises”, “Improvements”, and “Personal Property” shall have the meanings set forth in the Mortgage to which this Exhibit B is attached.

Mortgage, Security Agreement and Fixture Filing	Exhibit B Page 3 of 3

EXHIBIT C
(Permitted Exceptions)

“Permitted Exceptions” means the following:

1.                  Sale, transfer, or other disposition of any Personal Property that is consumed or worn out in ordinary usage and that is promptly replaced with similar items of equal or greater value.

2.                  Liens and Encumbrances being contested in accordance with Section 1.17 of the Mortgage.

3.                  Impositions being contested in accordance with Section 1.8(d) of this Mortgage.

4.                  This Mortgage.

Mortgage, Security Agreement and Fixture Filing	Exhibit C Page 1 of 1